Exhibit 2.1





                         AGREEMENT AND PLAN OF MERGER





                                     AMONG




                         THE WASHINGTON POST COMPANY,



                                  TWPC, INC.





                                      AND





                                  WP COMPANY






                        Dated as of September 19, 2003




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                                       i


                               TABLE OF CONTENTS

                                                                           Page


                                   ARTICLE I

     THE MERGER.............................................................1

     Section 1.1  The Merger................................................1

     Section 1.2  Effective Time............................................1

     Section 1.3  Effects of the Merger.....................................1

     Section 1.4  Charter and Bylaws; Directors and Officers................2


                                  ARTICLE II

     CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES; CLOSING............2

     Section 2.1  Conversion of Securities..................................2

     Section 2.2  Further Assurances........................................3

     Section 2.3  Closing...................................................3


                                  ARTICLE III

     RELATED ARRANGEMENTS...................................................4


     Section 3.1  Related Arrangements......................................4


                                  ARTICLE IV

     GENERAL PROVISIONS.....................................................4

     Section 4.1  Interpretation............................................4

     Section 4.2  Counterparts..............................................5

     Section 4.3  Entire Agreement; No Third-Party Beneficiaries............5

     Section 4.4  Governing Law.............................................5




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                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of September 19, 2003 (this "Agreement"), among The Washington Post Company, a Delaware corporation ("Parent"), TWPC, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the "Company"), and WP Company, a Delaware corporation and wholly-owned subsidiary of the Company ("Sub").

                             W I T N E S S E T H:

          WHEREAS, the respective Boards of Directors of Parent, the Company and Sub have each approved the merger of Parent with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, the Merger is being effected pursuant to the provisions of
Section 251(g) of the Delaware General Corporation Law, as amended (the
"DGCL").

          NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                  ARTICLE I

                                  THE MERGER

          Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the DGCL, Parent shall be merged with Sub at the Effective Time (as defined in Section 1.2). At the Effective Time, the separate corporate existence of Sub shall cease and Parent shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. The Merger shall be effected in accordance with, and pursuant to, the terms of
Section 251(g) of the DGCL.

          Section 1.2 Effective Time. The Merger shall become effective when a certificate of merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is duly filed with the Secretary of State of the State of Delaware, or at such other time as is specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time"). The Certificate of Merger shall be so filed by Parent on the date of the Closing (as defined in Section 2.3) or such other time as Parent and Sub shall mutually agree.

          Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

          Section 1.4 Charter and Bylaws; Directors and Officers. (a) At the Effective Time, the Certificate of Incorporation of Sub (the "Charter") as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein.

          (b) The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Sub immediately prior to at the Effective Time of the Merger shall be the officers of the Surviving Corporation at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.



                                  ARTICLE II

          CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES; CLOSING

          Section 2.1 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or Sub:

          (a) Each issued and outstanding share of common stock, par value $1 per share, of the Company held by Parent shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (b) Each issued and outstanding share of common stock, par value of $1 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $1 per share, of the Surviving Corporation.

          (c) All shares that are held in the treasury of the Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (d) Each issued and outstanding share of Class A Common Stock, par value $1 per share, of Parent shall be converted into one validly issued, fully paid and nonassessable share of Class A Common Stock of the Company. All of the shares of Class A Common Stock of Parent converted into Class A Common Stock of the Company pursuant to this Section 2.1(d) shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Class A Common Stock of Parent shall thereafter represent automatically, without the requirement of any exchange thereof, the same number of shares of Class A Common Stock of the Company.


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          (e) Each issued and outstanding share of Class B Common Stock, par value $1 per share, of Parent shall be converted into one validly issued, fully paid and nonassessable share of Class B Common Stock of the Company. All of the shares of Class B Common Stock of Parent converted into Class B Common Stock of the Company pursuant to this Section 2.1(e) shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Class B Common Stock of Parent shall thereafter represent automatically, without the requirement of any exchange thereof, the same number of shares of Class B Common Stock of the Company.

          (f) Each issued and outstanding share of Series A Preferred Stock, par value $1 per share, of Parent shall be converted into one validly issued, fully paid and nonassesable share of Series A Preferred Stock of the Company. All of the shares of Series A Preferred Stock of Parent converted into Series A Preferred Stock of the Company pursuant to this Section 2.1(f) shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Series A Preferred Stock of Parent shall thereafter represent automatically, without the requirement of any exchange thereof, the same number of shares of Series A Preferred Stock of Parent.

          (g) All shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock that are held in the treasury of Parent shall be converted into one validly issued share of Class A Common Stock, Class B Common Stock and Series A Preferred Stock respectively, of the Company held in the treasury of the Company.

          Section 2.2 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement. In addition, the parties agree to take all steps necessary to ensure that all the conditions required to effect the Merger in accordance with, and pursuant to, the terms of Section 251(g) of the DGCL are satisfied.

          Section 2.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York,


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NY 10019, at 9:00 a.m., local time, on September 22, 2003.


                                 ARTICLE III

                             RELATED ARRANGEMENTS

          Section 3.1 Related Arrangements. Immediately after the Effective Time, the Surviving Corporation shall convert to a Delaware limited liability company (the "New LLC"). The Company shall:

     (a) file, simultaneously with the filing of the Certificate of Merger contemplated by Section 1.2, with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation of the Company that is identical to the Certificate of Incorporation of Parent immediately prior to the Effective Time (which such Amended and Restated Certificate of Incorporation shall, among other things, change the name of the Company to "The Washington Post Company");

     (b) at the Effective Time, amend and restate its bylaws so that the bylaws of the Company are identical to the bylaws of Parent immediately prior to the Effective Time;

     (c) immediately after the Effective Time, execute a Transfer Agreement to be dated September 22, 2003, between the Company and the New LLC, pursuant to which the New LLC will assign, transfer, convey and dispose to the Company and the Company will accept and assume, all assets (including the capital stock of subsidiaries and all other equity investments directly held by the New LLC) and liabilities (including contingent liabilities) of the Surviving Corporation, other than the assets and liabilities (including contingent liabilities) relating to the operating newspaper publishing business known as "The Washington Post"; and

     (d) take all steps necessary to ensure that (i) the Company is the successor issuer of Parent for purposes of registration of the Class B Common Stock of the Company under the Securities and Exchange Act of 1934 and (ii) the Class B Common Stock of the Company is listed on the New York Stock Exchange in the same manner that the Class B Common Stock of Parent is listed thereon immediately prior to the Effective Time.

                                  ARTICLE IV

                              GENERAL PROVISIONS

          Section 4.1 Interpretation. (a) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          Section 4.2 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 4.3 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          Section 4.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.



                           [signature pages follow]



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          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this
Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                     THE WASHINGTON POST COMPANY


                                     By: /s/ Gerald M. Rosberg
                                         -------------------------------------
                                     Name:  Gerald M. Rosberg
                                     Title: Vice President - Development


                                     TWPC, INC.


                                     By: /s/ John B. Morse, Jr.
                                        --------------------------------------
                                     Name:  John B. Morse, Jr.
                                     Title: President


                                     WP COMPANY


                                     By: /s/ John B. Morse, Jr.
                                         -------------------------------------
                                     Name:  John B. Morse, Jr.
                                     Title: President